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                                                                    EXHIBIT 23.5

                  CONSENT OF U. S. BANCORP PIPER JAFFRAY, INC.

   We hereby consent to the inclusion of our May 3, 2000 opinion letter as Annex D to the proxy statement relating to the proposed business combinations among First Community Bank of the Desert ("FCB"), Rancho Santa Fe National Bank and First Community Bancorp, contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such proxy statement.

   In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          U.S. BANCORP PIPER JAFFRAY, INC.

                                          By: /s/ Peter Gill
                                             __________________________________
                                          Name:  Peter Gill

                                             ______________________________
                                          Title: Managing Director

                                             ______________________________

                                          Dated: May 3, 2000

                                             ______________________________